EXHIBIT 10.5

FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into effective as of November 14, 2022 (the “Effective Date”), by and among the entities listed on Exhibit A attached hereto (each, a “Seller” and collectively, the “Sellers”), and EGP MEDBASE REIT LLC, a Delaware limited liability company (“Purchaser”).

R E C I T A L S:

WHEREAS, Sellers and Purchaser (as successor by assignment from Easterly Government Properties LP, a Delaware limited partnership) entered into that certain Purchase and Sale Agreement dated as of September 30, 2021, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of October 12, 2021, that certain Second Amendment to Purchase and Sale Agreement dated as of November 1, 2021, that certain Third Amendment to Purchase and Sale Agreement dated as of December 21, 2021, and as further amended by that certain Fourth Amendment to Purchase and Sale Agreement dated as of December 21, 2021, (collectively, the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, Sellers agreed to sell to Purchaser, and Purchaser agreed to buy from Sellers, the Membership Interests in the Companies set forth next to such Seller’s name on Exhibit A to the Purchase Agreement; and WHEREAS, Sellers and Purchaser desire to further amend the Purchase Agreement to set forth certain agreements of the parties as more particularly set forth herein.

NOW, THEREFORE, in consideration of the terms, conditions and covenants contained in the Purchase Agreement and in this Amendment, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:

1.
Capitalized Terms. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Purchase Agreement.
2.
Phoenix Change Orders. Pursuant to the Purchase Agreement, Phoenix Seller will sell and convey to Purchaser the Membership Interests owned by Phoenix Seller in Phoenix Company (the “Phoenix Closing”). Prior to the Phoenix Closing the Government Lease for the Phoenix Real Property has required certain change orders relating to those items listed on Exhibit B attached hereto (the “Phoenix Change Order Work”). In order to implement the Phoenix Change Order Work, the Government Lease for the Phoenix Real Property has been amended pursuant to a Supplemental Lease Amendment No. 34 to authorize the Phoenix Change Order Work (the “Phoenix SLA”). With regard to the foregoing, Purchaser and Sellers agree as follows:
(a)
Purchaser agrees that Phoenix Company may enter into such Phoenix SLA as the landlord and the same will become part of Schedule 6.1(f) of the Purchase Agreement.
(b)
At or prior to the Phoenix Closing and as a condition to Purchaser’s obligation to proceed with the Phoenix Closing, Phoenix Seller shall pay or cause to be paid the costs and expenses of the Phoenix Change Order Work in the amount set forth on Exhibit B attached hereto, and provide to Purchaser evidence of such payment if paid prior to the Phoenix Closing. Phoenix Seller shall ensure completion of the Phoenix Change Order Work, whether such completion occurs prior to or following the Phoenix Closing. During the performance of such Phoenix Change Order Work, Phoenix Seller shall comply with the provisions of Section 6.5(f) of the Agreement.
(c)
Following the completion and the Government’s acceptance of the Phoenix Change Order Work, the Government will provide a reimbursement for the Phoenix Change Order Work and the balance of the work set forth in the Phoenix SLA which was completed prior to Closing. Purchaser agrees that such reimbursement is owed to Phoenix Seller, and not to Purchaser. The Government’s reimbursement to Phoenix Seller for the costs and expenses of the Phoenix Change Order Work and the Phoenix SLA shall occur in accordance with Section 5.4(e) of the Purchase Agreement, provided that the amount of reimbursement that Phoenix Seller may continue to seek will be as stated in the Phoenix SLA and Phoenix Seller shall not be obligated to provide a list of such amounts to Purchaser at Closing.
3.
Due Diligence Update. Pursuant to Section 4.7 of the Purchase Agreement, Purchaser performed Due Diligence Updates with respect to the Phoenix Property and as a result of such Due Diligence Updates Purchaser notified the Phoenix Seller that there are issues about the design and function of the gate systems surrounding the perimeter of the Phoenix Property (this excludes the gate system for the Employee Parking Area) and until resolved same are unsatisfactory to Purchaser (the “Gate Issue”). In order to provide sufficient time for Purchaser to continue to investigate the Gate Issue, Purchaser shall have until December 5, 2022 (the “Gate Issue Inspection Deadline”) to perform Due Diligence Updates solely with respect to the Gate Issue and to notify the Phoenix Seller of the results of such Due Diligence Updates, and the provisions of Section 4.7 of the Purchase Agreement shall apply in the event that Purchaser notifies Seller on or prior to the Gate Issue Inspection Deadline that the Gate Issue remains unresolved and unsatisfactory to Purchaser.
4.
Mulch Replacement. The Phoenix Seller has engaged a contractor to replace the existing bark mulch at a portion of the Phoenix Property with granite mulch. The specifications for the replacement are set forth in a letter addressed to US Asset Services from Impact System, LLC dated November 3, 2022 (the “Mulch Replacement Proposal”) attached as Exhibit C. The portion of the Phoenix Property that is receiving the granite mulch pursuant to the terms of the Mulch Replacement Proposal is highlighted in the attached Plan included in Exhibit C. To the extent that such mulch replacement project is not completed prior to the Phoenix Closing, at the Phoenix Closing the Phoenix Seller shall escrow with Escrow Agent the amount of Fifty Thousand Dollars ($50,000) pursuant to escrow instructions mutually acceptable to Seller and Purchaser, which funds shall be used to pay for the mulch replacement project when such mulch replacement project is completed.
5.
Phoenix Closing. Notwithstanding anything to the contrary set forth in the Purchase Agreement, the Phoenix Closing shall occur on the earlier to occur of (i) the third (3rd) Business Day following the day on which the Gate Issue is resolved to the reasonable satisfaction of

Purchaser and (ii) December 15, 2022, provided that all conditions to the Phoenix Closing shall have been satisfied or waived in writing.
6.
Reaffirmation. The parties acknowledge and agree that notwithstanding anything in the Purchase Agreement or any correspondence between the parties to the contrary, the Purchase Agreement has remained, and is, in full force and effect, and, except as expressly modified by this Amendment, Sellers and Purchaser hereby reaffirm all terms, covenants and conditions contained in the Purchase Agreement.
7.
Governing Law. THIS AMENDMENT IS PERFORMABLE IN THE STATE OF DELAWARE AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE.
8.
Counterparts. This Amendment may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument. The Purchase Agreement and counterparts to this Amendment may be executed and delivered by e-mail transmission, and for purposes of the Purchase Agreement and this Amendment signatures transmitted by e-mail shall be deemed to be original signatures.
9.
Captions. The paragraph headings of this Amendment are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Effective Date.

SELLERS:

BIRMINGHAM VA MANAGING MEMBER LLC,
a Delaware limited liability company

By: /s/ Kevin T. Kelly

Name: Kevin T. Kelly
Title: Manager

CHATTANOOGA VA MANAGING MEMBER LLC,
a Delaware limited liability company

By: /s/ Kevin T. Kelly

Name: Kevin T. Kelly
Title: Manager

COLUMBUS VA MANAGING MEMBER LLC,
a Delaware limited liability company

By: /s/ Kevin T. Kelly

Name: Kevin T. Kelly
Title: Manager

CORPUS CHRISTI VA MANAGING MEMBER LLC,
a Delaware limited liability company

By: /s/ Kevin T. Kelly

Name: Kevin T. Kelly
Title: Manager

[Signature Page to Fifth Amendment to Purchase and Sale Agreement]

JACKSONVILLE VA OPC MANAGING MEMBER LLC,
a Delaware limited liability company

By: /s/ Kevin T. Kelly

Name: Kevin T. Kelly
Title: Manager

JOHNSON COUNTY VA MANAGING MEMBER LLC,
a Delaware limited liability company

By: /s/ Kevin T. Kelly

Name: Kevin T. Kelly
Title: Manager

LUBBOCK VA MANAGING MEMBER LLC,
a Delaware limited liability company

By: /s/ Kevin T. Kelly

Name: Kevin T. Kelly
Title: Manager

COBB COUNTY VA MANAGING MEMBER LLC, a Delaware limited liability company

By: /s/ Kevin T. Kelly

Name: Kevin T. Kelly
Title: Manager

PHOENIX VA MANAGING MEMBER LLC,
a Delaware limited liability company

By: /s/ Kevin T. Kelly

Name: Kevin T. Kelly
Title: Manager

SAN ANTONIO VA MANAGING MEMBER LLC, a Delaware limited liability company

By: /s/ Kevin T. Kelly

Name: Kevin T. Kelly
Title: Manager

[Signatures continue on following page.]

[Signature Page to Fifth Amendment to Purchase and Sale Agreement]

PURCHASER:

EGP MEDBASE REIT LLC,
a Delaware limited liability company

By: /s/ Andrew G. Pulliam

Name: Andrew G. Pulliam
Title: Executive Vice President

[Signature Page to Fifth Amendment to Purchase and Sale Agreement]

EXHIBIT A

LIST OF SELLERS

SELLER
Birmingham VA Managing Member LLC, a Delaware limited liability company
Chattanooga VA Managing Member LLC, a Delaware limited liability company
Columbus VA Managing Member LLC, a Delaware limited liability company
Corpus Christi VA Managing Member LLC, a Delaware limited liability company
Jacksonville VA OPC Managing Member LLC, a Delaware limited liability company
Johnson County VA Managing Member LLC, a Delaware limited liability company
Lubbock VA Managing Member LLC, a Delaware limited liability company
Cobb County VA Managing Member LLC, a Delaware limited liability company
Phoenix VA Managing Member LLC, a Delaware limited liability company
San Antonio VA Managing Member LLC, a Delaware limited liability company

EXHIBIT B

PHOENIX CHANGE ORDER WORK

		VA Reim	GC Cost	Estimated Value of Unfinished Work
CR-65 Two-way radios	SLA 34	160,646	151,685	14,877
FCR-5 Signage	SLA 34	76,430	72,364	50,000
		237,076	224,049	64,877

EXHIBIT C

Impact System, LLC
835 W. Warner Rd Ste: 101-452
Gilbert, AZ 85233
(480)310-0116
ROC341466

November 3, 2022

To: US Asset Services
Attn: Susan Royster
Re: Mulch Removal – Phoenix VA Hospital 32nd St.

PROPOSAL – REVISED 3

Impact System proposes to perform the following scope of work at the **Phoenix VA Hospital 32nd St. Property** in the amount of **$50,000.00**

- Removal of all bark mulch from landscape planters against building, north large parking island, flag pole island, and south side of parking garage. (See marked up site plan)
- Grading of planter as necessary in preparation for granite installation
- Secure existing irrigation piping to ground
- Top dress planters where mulch is removed with ½" minus Pink Coral granite at a 2" depth

Terms: Progress billing to be submitted once project is 50% complete and invoice to be paid within 15 days. Final billing to be submitted once project is complete and final invoice to be paid within 15 days. Price is based off work being performed during normal business hours Monday-Friday.

Exclusions: Plant/tree replacement, irrigation repairs, traffic control, weekend work, overtime pay, after hours work, security.

Accepted:______________________________ Date:_________________

Sincerely,

Kevin Bair
General Manager